[CADWALADER LETTERHEAD]

                                 August 11, 2000

Barnes & Thornburg
1313 Merchants Bank Building
11 South Meridian Street
Indianapolis, Indiana  46204

         Re: UACSC Auto Trusts: Automobile Receivable Backed Notes and Certificates

Ladies and Gentlemen:

         We are delivering the opinion to you in connection with your opinion dated the date hereof (the "Barnes & Thornburg Opinion") set forth as Exhibit 5(a) to the Registration Statement (Registration No. 333-42046), as amended by Amendment No. 1 thereto filed herewith (as amended, the "Registration Statement"), on Form S-3 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Automobile Receivable Backed Notes (the "Notes") to be sold by the UACSC Auto Trust specified in the Prospectus Supplement (the "Trust") in one or more series (each, a "Series") of Notes and Automobile Receivable Backed Certificates (the "Certificates") to be sold by Trust in one or more Series.

         In connection with the Registration Statement and the Barnes & Thornburg Opinion, you have requested our opinion as to certain New York law matters relating to (i) the forms of Pooling and Servicing Agreement set forth as Exhibits 4.1(a) and 4.1(b) to the Registration Statement one of which is to be entered into with respect to each Series of Certificates (each, a "Pooling and Servicing Agreement") among UAC Securitization Corporation, as depositor ("UACSC"), Union Acceptance Corporation ("UAC"), as servicer, and a trustee to be identified in the Prospectus Supplement for such Series of Certificates (a "Trustee"), (ii) the form of Indenture set forth as Exhibit 4.3 to the Registration Statement which is to be entered into with respect to each Series of Notes (each, an "Indenture") between the Trust and a trustee to be identified in the Prospectus Supplement for such Series of Notes (an "Indenture Trustee") and (iii) the form of Underwriting Agreement set forth as Exhibit 1 to the Registration Statement to be entered into with respect to the sale of the Notes of each Series (each, an "Underwriting Agreement") among UACSC, UAC and the underwriters to be identified in the Prospectus Supplement for each Series. We have examined the forms of Pooling and Servicing Agreement set forth as set forth as Exhibits 4.1(a) and 4.1(b) to the Registration Statement, the form of Indenture set forth as Exhibit 4.3 to the Registration Statement and the form of Underwriting Agreement set forth as Exhibit 1 to the Registration Statement, and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

         We do not express any opinions herein as to matters governed by the law of any jurisdiction other than the State of New York. In rendering the opinions set forth below, we have relied with your permission on the Barnes & Thornburg Opinion as to all matters governed by the law of any jurisdiction other than the State of New York.

         Based upon the foregoing, we are of the opinion that:

         1. None of the provisions contained in the form of Underwriting Agreement or the form of Pooling and Servicing Agreement would be interpreted under New York law in a manner that would cause any Certificates, when (i) the Registration Statement shall have become effective under the Act, (ii) pricing and similar terms in the related Pooling and Servicing Agreement shall have been appropriately completed and such Pooling and Servicing Agreement shall have been duly executed and delivered by all parties thereto, and (iii) such Certificates shall have been executed, authenticated, issued and delivered by the Trustee under the related Pooling and Servicing Agreement and sold in accordance with the terms set forth in the form of Underwriting Agreement relating to such Certificates, not to be validly issued or entitled to the benefits of the related Pooling and Servicing Agreement.

         2. Assuming that the Notes have been validly authorized and executed on behalf of the Trust, the Notes, when authenticated by the Indenture Trustee, issued in accordance with the provisions of the Indenture, will constitute valid and binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits of the Indenture, except that enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and the discretion of the court.

         We are furnishing this opinion to you solely for your benefit, understanding that you will be relying on this opinion, as to New York law matters only, for the purpose of rendering the Barnes & Thornburg Opinion. In this regard, we consent to the filing of this opinion as Exhibit 5(b) to the Registration Statement. However, nothing contained herein shall be construed as an admission by us that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. Except as mentioned above, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                               Very truly yours,

                                               /s/ Cadwalader, Wickersham & Taft